Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1, dated as of August 7, 2009 (this “Amendment”), to the Credit Agreement, dated as of October 10, 2007 (the “Credit Agreement”), among Energy Future Competitive Holdings Company, a Texas corporation (“US Holdings”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (“TCEH” or the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), Citibank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, Revolving Letter of Credit Issuer and Deposit Letter of Credit Issuer, Goldman Sachs Credit Partners L.P., as Posting Agent, Posting Syndication Agent and Posting Documentation Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and Revolving Letter of Credit Issuer, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Bookrunners, Goldman Sachs Credit Partners L.P., as Posting Lead Arranger and Sole Bookrunner, Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and J. Aron & Company, as Posting Calculation Agent. Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.

WHEREAS, Section 13.1 of the Credit Agreement permits the Required Lenders or, with the consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent, as applicable, to enter into certain amendments, supplements or other modifications to the Credit Agreement and the other Credit Documents with the relevant Credit Parties;

WHEREAS, the Credit Parties desire to amend the Credit Agreement and the other Credit Documents on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1 Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Alternate First Lien Collateral” shall have the meaning provided in Section 10.2(a).

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of August 7, 2009.

“Cash Collateral” shall have the meaning provided in Section 3.8(c).

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness permitted to be issued or incurred under Section 10.1(o) or Section 10.1(y)(i).

“Existing Class” shall mean Existing Term Loan Classes and Existing Revolving Credit Classes.

“Existing Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a)(i).

“Extended Loans/Commitments” shall mean Extended Term Loans, Extended Revolving Loans and/or Extended Revolving Credit Commitments.

“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii).

“Extended Revolving Credit Facility” shall mean each tranche of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii).

“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii).

“Extended Term Loan Facility” shall mean each tranche of Extended Term Loans made pursuant to Section 2.15.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a)(i).

“Extending Lender” shall have the meaning provided in Section 2.15(b).

“Extension Amendment” shall have the meaning provided in Section 2.15(c).

“Extension Date” shall have the meaning provided in Section 2.15(d).

“Extension Election” shall have the meaning provided in Section 2.15(b).

“Extension Request” shall mean Term Loan Extension Requests and Revolving Credit Extension Requests.

“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit

Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees and amortization schedule.

“First Lien Obligations” shall mean the Obligations and the Permitted Other Debt Obligations (other than any Permitted Other Debt Obligations that are unsecured or are secured by a Lien ranking junior to the Lien securing the Obligations), collectively.

“First Lien Secured Parties” shall mean the Secured Parties and the Permitted Other Debt Secured Parties and any representative on their behalf for such purposes (other than in the case of Permitted Other Debt Secured Parties whose Permitted Other Debt Obligations are unsecured or are secured by a Lien ranking junior to the Lien securing the Obligations, such Permitted Other Debt Secured Parties, the Collateral Agent and any other representative on their behalf), collectively.

“Incremental Limit” shall have the meaning provided in Section 2.14(b).

“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(h)(ii).

“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(h)(ii).

“New Revolving Credit Series” shall have the meaning provided in Section 2.14(h)(ii).

“Old Revolving Credit Commitments” shall mean all Revolving Credit Commitments, Existing Revolving Credit Commitments and Extended Revolving Credit Commitments, other than any New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).

“Old Revolving Credit Loans” shall mean all Loans made pursuant to Old Revolving Credit Commitments.

“Permitted Other Debt” shall mean collectively, Permitted Other Loans and Permitted Other Notes.

“Permitted Other Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Debt by any Credit Party.

“Permitted Other Debt Obligations” shall mean, if any Permitted Other Debt is issued, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Permitted Other Debt Document and, if applicable, under any Security Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit

Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Debt Obligations of the applicable Credit Parties under the Permitted Other Debt Documents and, if applicable, under any Security Document (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Debt Documents and, if applicable, under any Security Document) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any such Credit Party under any Permitted Other Debt Document and, if applicable, under any Security Document.

“Permitted Other Debt Secured Parties” shall mean the holders from time to time of secured Permitted Other Debt Obligations, (and any representative on their behalf).

“Permitted Other Loans” shall mean senior secured or unsecured loans (which loans, if secured, may either have the same lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations), in either case issued by the Borrower or a Guarantor, (a) the scheduled final maturity and Weighted Average Life to Maturity of which are no earlier than the scheduled final maturity and Weighted Average Life to Maturity, respectively, of the Initial Term Loans, (b) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (c) if secured, are not secured by any assets other than the Collateral or the Alternate First Lien Collateral. Certain terms of the Permitted Other Loans shall be incorporated into this Agreement as provided in Section 10.10.

“Permitted Other Notes” shall mean senior secured or unsecured notes (which notes, if secured, may either have the same lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations), in either case issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to, at the time of incurrence, the Initial Term Loan Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption or prepayment premiums), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those herein; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor and (d) if secured, are not secured by any assets other than the Collateral or the Alternate First Lien Collateral.

“Replacement Revolving Credit Commitments” shall mean commitments to make Permitted Other Loans that are provided by one or more lenders, in exchange for, or which are to be used to refinance, replace or refund Revolving Credit Commitments (and related Revolving Credit Loans), Extended Revolving Credit Commitments (and related Extended Revolving Credit Loans), New Revolving Credit Commitments (and related New Revolving Credit Loans) or previous Replacement Revolving Credit Commitments (and related Permitted Other Loans); provided that, substantially contemporaneously with the provision of such Replacement Revolving Credit Commitments, Commitments of the Classes being exchanged, refinanced, replaced or refunded (the “Replaced Classes”) are reduced and permanently terminated (and any corresponding Loans outstanding prepaid) in the manner (except with respect to Replacement Revolving Credit Commitments and related Permitted Other Loans) set forth in Section 5.2(e)(ii), in an amount such that, after giving effect to such replacement, the aggregate principal amount of Replacement Revolving Credit Commitments plus the aggregate principal amount of Commitments or commitments of the Replaced Classes remaining outstanding after giving effect to such replacement do not exceed the aggregate principal amount of Commitments or commitments of the Replaced Classes that was in effect immediately prior to the replacement.

“Revolving Credit Extension Request” shall have the meaning provided in Section 2.15(a)(ii).

“Section 2.15 Additional Amendment” shall have the meaning provided in Section 2.15.

“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.15(a)(ii).

“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Additional Lender” contained therein and replacing it with the following:

“Additional Lender” shall mean, at any time, any Person (other than any such Person that is a Lender at such time) that agrees to provide any portion of an Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment

Increases or Incremental Posting Facilities pursuant to an Incremental Amendment in accordance with Section 2.14(f).

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Class” contained therein and replacing it with the following:

“Class”, when used in reference to any Loan, Posting Advance or Borrowing, shall refer to whether such Loan or Posting Advance, or the Loans or Posting Advances comprising such Borrowing, are Revolving Credit Loans, Initial Term Loans, Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans, Initial Tranche B-3 Term Loans, Delayed Draw Term Loans, Incremental Term Loans, Deposit L/C Loans, Incremental Deposit L/C Loans, Extended Term Loans (of the same Extension Series), Extended Revolving Credit Loans (of the same Extension Series), New Revolving Credit Loans (made pursuant to the same tranche), Swingline Loans or Posting Advances and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Initial Term Loan Commitment, an Initial Tranche B-1 Term Loan Commitment, an Initial Tranche B-2 Term Loan Commitment, an Initial Tranche B-3 Term Loan Commitment, a Delayed Draw Term Loan Commitment, an Incremental Term Loan Commitment, a Deposit L/C Loan Commitment, an Incremental Deposit L/C Loan Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), a New Revolving Credit Commitment (made pursuant to the same tranche), a Swingline Commitment or a Posting Commitment.

(d) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Collateral Agent” contained therein and replacing it with the following:

“Collateral Agent” shall mean, with respect to references to such term in this Agreement, Citibank, N.A., in its capacity as collateral agent for the Secured Parties under this Agreement in accordance with the terms of this Agreement, and with respect to references to such term in the Security Documents, Citibank, N.A., in its capacity as collateral agent for the First Lien Secured Parties under the Security Documents in accordance with the terms of the Security Documents, or any successor collateral agent appointed pursuant to any such document; provided that, for the avoidance of doubt, for purposes of Section 12.7 and Section 13.5, references to the Collateral Agent shall include any entity that serves as Collateral Agent under the Intercreditor Agreement and the Security Documents.

(e) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Commitments” contained therein and replacing it with the following:

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, Initial Term Loan Commitment, Initial Tranche B-1 Term Loan Commitment, Initial Tranche B-2 Term Loan Commitment, Initial Tranche B-3 Term Loan Commitment, Delayed Draw Term Loan Commitment, Incremental Term Loan Commitment, Extended Revolving Credit Commitment, New Revolving Credit Commitment, Swingline Commitment, Deposit L/C Loan Commitment,

Incremental Deposit L/C Loan Commitment, Posting Commitment or Incremental Posting Facility Commitment.

(f) Section 1.1 of the Credit Agreement is hereby amended by deleting clause (i) of the definition of “Consolidated Net Income” and replacing it with the following:

“(i) any net after-tax effect of income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations, but including, for the avoidance of doubt, debt exchange transactions),”

(g) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated Secured Debt” contained therein and replacing it with the following:

“Consolidated Secured Debt” shall mean Consolidated Total Debt secured by a Lien on any assets of the Borrower or any Restricted Subsidiary (other than, except for the purposes of calculating the Consolidated Secured Debt to Consolidated EBITDA Ratio for purposes of Section 10.2(t), a Lien ranking junior in priority to the Lien securing the First Lien Obligations).

(h) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Credit Facility” contained therein and replacing it with the following:

“Credit Facility” shall mean any of the Initial Term Loan Facility, the Delayed Draw Term Loan Facility, any Incremental Term Loan Facility, any Extended Term Loan Facility, any Extended Revolving Credit Facility, the Revolving Credit Facility, any New Revolving Credit Series, the Deposit L/C Loan Facility, any Incremental Deposit L/C Loan Facility, the Posting Facility and any Incremental Posting Facility.

(i) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Interest Period” contained therein and replacing it with the following:

“Interest Period” shall mean, with respect to any Term Loan, Deposit L/C Loan, Incremental Deposit L/C Loan, Revolving Credit Loan, New Revolving Credit Loan or Extended Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

(j) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Loan” and replacing it with the following:

“Loan” shall mean any Revolving Credit Loan, New Revolving Credit Loan, Extended Revolving Credit Loan, Swingline Loan, Term Loan, Deposit L/C Loan or Incremental Deposit L/C Loan made by any Lender hereunder.

(k) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Repayment Amount” contained therein and replacing it with the following:

“Repayment Amount” shall mean an Initial Term Loan Repayment Amount, a Delayed Draw Term Loan Repayment Amount, an Extended Term Loan Repayment Amount with respect to any Extension Series and an Incremental Term Loan Repayment Amount scheduled to be repaid on any date.

(l) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Revolving Credit Lender” contained therein and replacing it with the following:

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment or Extended Revolving Credit Commitment at such time.

(m) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Security Documents” contained therein and replacing it with the following:

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, (d) the Intercreditor Agreement, (e) any other intercreditor agreement executed and delivered pursuant to Section 10.2 and (f) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or pursuant to any other such Security Documents or Permitted Other Debt Documents to secure or perfect the security interest in any or all of the First Lien Obligations; provided that “Security Documents” shall not include any security agreement or other instrument or document executed and delivered to secure or perfect any security interest in any Alternate First Lien Collateral.

(n) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loans” contained therein and replacing it with the following:

“Term Loans” shall mean an Initial Term Loan, a Delayed Draw Term Loan, an Incremental Term Loan or any Extended Term Loans, as applicable.

(o) Section 2.5(b) of the Credit Agreement is hereby replaced in its entirety as follows:

“The Borrower shall repay to the Administrative Agent, in Dollars, (i) for the benefit of the Lenders of Initial Term Loans, on the last Business Day of each March, June, September and December commencing December 31, 2007 (together with the Initial Term Loan Maturity Date, each, an “Initial Term Loan Repayment Date”), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (together with the remaining aggregate principal amount of the Initial Term Loans outstanding on the Initial Term Loan Maturity Date, each, an “Initial Term Loan Repayment Amount”) (which payments shall be reduced as a result of prepayments to Initial Term Loans in accordance with Section 5.2(c)) and (ii) for the benefit of the Lenders of Delayed Draw Term Loans, on the last Business Day of each March, June, September and December commencing with the first such date to occur following the Delayed Draw Term Loan Commitment Termination Date (together with the Delayed Draw Term Loan Maturity Date each, a “Delayed Draw Term Loan Repayment Date”), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Delayed Draw Term Loans outstanding on the Delayed Draw

Term Loan Commitment Termination Date (together with the remaining aggregate principal amount of the Delayed Draw Term Loans outstanding on the Delayed Draw Term Loan Maturity Date, each, a “Delayed Draw Term Loan Repayment Amount”) (which payments shall be reduced as a result of prepayments to Delayed Draw Term Loans in accordance with Section 5.2(c)).”

(p) Section 2.5(c) of the Credit Agreement is hereby replaced in its entirety as follows:

“In the event any Incremental Term Loans or Incremental Deposit L/C Loans are made, such Incremental Term Loans or Incremental Deposit L/C Loans, as applicable, shall be repaid in amounts (each such amount, an “Incremental Term Loan Repayment Amount”) and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans or Incremental Deposit L/C Loans, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.15, be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Extension Amendment.”

(q) Section 2.14(b) of the Credit Agreement is hereby amended by deleting the term “$2,000,000,000” contained therein and replacing it with the following: “$750,000,000 minus the aggregate principal amount of Permitted Other Debt incurred under Section 10.1(y)(iii) (the “Incremental Limit”)”.

(r) Section 2.14(f) of the Credit Agreement is hereby replaced in its entirety as follows:

“Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases or Incremental Posting Facilities. Incremental Term Loans and Incremental Deposit L/C Loans may be made, and Incremental Revolving Commitment Increases and Incremental Posting Facilities may be provided, by any existing Lender (it being understood that (i) no existing Lender will have an obligation to make a portion of any Incremental Term Loan, Incremental Deposit L/C Loan or any Incremental Posting Facility, (ii) no existing Lender with a Revolving Credit Commitment will have any obligation to provide a portion of any Incremental Revolving Commitment Increase and (iii) the Borrower shall have no obligation to offer any existing Lender the opportunity to provide any such Incremental Term Loans, Incremental Deposit L/C Loans, Incremental Revolving Commitment Increases (including pursuant to New Revolving Credit Commitments) or Incremental Posting Facilities) or by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans, Incremental Deposit L/C Loans or providing such Incremental Revolving Commitment Increases if such consent would be required under Section 13.6(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.”

(s) Section 2.14(h) of the Credit Agreement is hereby amended by (i) adding “(i)” prior to the first word thereof, (ii) inserting the phrase “(other than pursuant to clause (ii) below)” immediately after the first occurrence of the phrase “Revolving Credit Commitments” in such Section and (iii) adding a new subclause (ii) at the end of Section 2.14(h) as follows:

“(ii) At the option of the Borrower and the Incremental Lenders providing such Incremental Revolving Commitment Increases, any Incremental Revolving Commitment Increases may be in the form of one or more separate classes of revolving credit commitments (the “New Revolving Credit Commitments”) which shall constitute a separate Class of Commitments from the Revolving Credit Commitments, any Extended Revolving Credit Commitments and/or any other New Revolving Credit Commitments (each such separate Class of New Revolving Credit Commitments, a “New Revolving Credit Series” and each Loan thereunder, a “New Revolving Credit Loan”) and the related Loans shall constitute a separate Class of Loans from the Revolving Credit Loans, any Extended Revolving Credit Loans and/or any other New Revolving Credit Loans (it being understood that New Revolving Credit Commitments of a single New Revolving Credit Series may be established on more than one date); provided that:

(A) the aggregate amount of New Revolving Credit Commitments in effect at any time, when aggregated with the aggregate amount of Revolving Credit Commitments and any Extended Revolving Credit Commitments at such time, shall not exceed the sum of $2,700,000,000 and the remainder, if positive, of (A) $750,000,000 minus (B) the aggregate amount of Incremental Term Loans and Incremental Deposit L/C Loans established on or prior to such date minus (C) the aggregate amount of Permitted Other Debt previously established in reliance of Section 10.1(y)(iii);

(B) Each tranche of New Revolving Credit Commitments shall be in an aggregate principal amount of not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(b) above).

(C) the terms of such New Revolving Credit Commitments, except for (w) the tenor of the New Revolving Credit Commitments (which shall have a scheduled expiration date no earlier than the Revolving Credit Maturity Date), (x) the size of any swingline loan and/or letter of credit subfacilities under such New Revolving Credit Commitments, (y) the applicable interest rates and fees payable with respect to such New Revolving Credit Commitments and (z) the borrowing, repayment and termination of Commitment procedures (in each case which shall be as specified in the applicable Incremental Amendment), shall be substantially similar to the terms of the Revolving Credit Commitments and Extended Revolving Credit Commitments (unless otherwise consented to by the Administrative Agent); and

(D) in connection with the establishment of any New Revolving Credit Commitments that will include swingline loan and/or letter of credit subfacilities,

any amendment to this Agreement pursuant to this Section 2.14(h)(ii) may include provisions relating to swingline loans and/or letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities and the identity of the swingline lender and letter of credit issuer, as applicable, and borrowing, repayment and termination of commitment procedures, in each case which shall be specified in the applicable Incremental Amendment) to the terms relating to Swingline Loans and Letters of Credit with respect to the Revolving Credit Commitments or otherwise reasonably acceptable to the Administrative Agent and any applicable swingline lender or letter of credit issuer thereunder.”

(t) A new Section 2.15 of the Credit Agreement is hereby added as follows:

“2.15. Extensions of Term Loans and Revolving Credit Loans and Revolving Credit Commitments. (a)(i) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled final maturity date thereof (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to the Term Loans of the Existing Term Loan Class from which they are to be extended except (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Incremental Amendment, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in paragraph (iii) of this Section 2.15 below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and (z) the voluntary and mandatory prepayment rights of the Extended Term Loans shall be subject to the provisions set forth in Sections 5.1 and 5.2. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended.

(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments, any Extended Revolving Credit Commitments

and/or any New Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which terms shall be identical to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment”) except (x) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (y) (A) the interest margins with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins for the Specified Existing Revolving Credit Commitments and/or (B) additional fees may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) the revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the Revolving Credit Commitment Fee Rate for the Specified Existing Revolving Credit Commitment, in each case, to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to Old Revolving Credit Commitments shall be made on a pro rata basis with all other Old Revolving Credit Commitments, (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6 and (3)(I) in the case of Section 4.2, Section 5.2(a)(iii) or Section 10.1(y)(ii), no permanent repayment of Old Revolving Credit Loans (and corresponding permanent reduction in Old Revolving Credit Commitments) or permanent reduction of Old Revolving Credit Commitments shall be permitted unless all earlier maturing Old Revolving Credit Commitments and Old Revolving Credit Loans related to such Commitments shall have been terminated and repaid in full and (II) in all other cases, no termination of Old Revolving Credit Commitments and no repayment of Old Revolving Credit Loans accompanied by a corresponding permanent reduction in Old Revolving Credit Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of all earlier maturing Old Revolving Credit Commitments and Old Revolving Credit Loans related to such

Commitments (or all earlier maturing Old Revolving Credit Commitments and Old Revolving Credit Loans related to such Commitments shall have otherwise been terminated and repaid in full). Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(b) The Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Class are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class subject to such Extension Request converted into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class which it has elected to convert into Extended Loans/Commitments. In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments subject to Extension Elections shall be converted to Extended Loans/Commitments on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment (other than a New Revolving Credit Commitment) into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Old Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Swingline Loans under Section 2.1(e) and Revolving Letters of Credit under Article 3, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the Revolving Letter of Credit Maturity Date may be extended and the related obligations to make Swingline Loans and issue Revolving Letters of Credit may be continued so long as the Swingline Lender and/or the applicable Revolving Letter of Credit Issuer, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Credit Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Loans/Commitments in an aggregate principal amount that is less than $50,000,000. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Amendment in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Incremental Amendment with respect to the Existing Class of Term Loans from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). Notwithstanding anything to the contrary in this Section 2.15 and without limiting the generality or applicability of Section 13.1 to any Section 2.15 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.15 Additional Amendments do not become effective prior to the time that such Section 2.15 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of Incremental Term Loans, New Revolving Credit Commitments and Incremental Revolving Commitment Increases provided for in any Incremental Amendment and (2) consents applicable to holders of any Extended Loans/Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15 Additional Amendments to become effective in accordance with Section 13.1. It is understood and agreed that each Lender that has consented to Amendment No. 1 hereby has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.15 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.15 Additional Amendment. In connection with any Extension Amendment, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, the Credit Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby (in the case of such other Credit Documents as contemplated by the immediately preceding sentence) and (ii) to the effect that such Extension Amendment, including without limitation, the Extended Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 13.1 of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Term Loan Class or Class of Existing Revolving Credit Commitments is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the

Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Revolving Credit Commitments to Extended Revolving Credit Commitments.”

(u) A new Section 2.16 of the Credit Agreement is hereby added as follows:

“2.16 Defaulting Lenders.

(a)(i) If a Lender becomes, and during the period it remains, a Defaulting Lender and any Revolving Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then the Revolving Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitment Percentage; provided that (a) each Non-Defaulting Lender’s Revolving Credit Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Revolving Letter of Credit Issuers, or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.

(ii) If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Revolving Letter of Credit is at the time outstanding, to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Revolving Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.16(a)(i) above or otherwise, the applicable Revolving Letter of Credit Issuer may, by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize, within 2 Business Days after notice is received by the Borrower, the obligations of the Borrower to the applicable Revolving Letter of Credit Issuer in respect of such Revolving Letter of Credit in an amount equal to the unreallocated portion of such Defaulting Lender’s Revolving Letter of Credit Exposure, unless the Borrower has made other arrangements reasonably satisfactory to such Revolving Letter of Credit Issuer, in its reasonable discretion to protect it against the risk of non-payment by such Defaulting Lender.

(b) If any Lender becomes, and during the period it remains, a Defaulting Lender, no Revolving Letter of Credit Issuer will be required to issue any new Revolving Letter of Credit or to amend any outstanding Revolving Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the applicable Revolving Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (a) above or otherwise in a manner reasonably satisfactory to the applicable Revolving Letter of Credit Issuer.

(c) If the Borrower, the Administrative Agent and the Revolving Letter of Credit Issuers agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Revolving Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.16(a) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(d) The Borrower, the Administrative Agent and the Swingline Lender may from time to time enter into arrangements or agreements (including cash collateral arrangements) amongst themselves in order to eliminate or alleviate the Swingline Lender's risk of non-payment by a Defaulting Lender and also to provide for Swingline Lender resignation and succession provisions in addition to those set forth in Section 2.1(e)(iii). Any such arrangement or agreement shall be deemed to be a Credit Document for purposes of this Agreement.”

(v) Section 3.8(c) of the Credit Agreement is hereby deleted and replaced with the following:

“(c) For purposes of this Agreement, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Revolving Letter of Credit Issuers or Swingline Lender, as applicable, as collateral for the Revolving L/C Obligations and Revolving Credit Lender reimbursement obligations in respect of Swingline Loans, as the case may be, cash or deposit account balances (“Cash Collateral”) in an amount equal to 100% of the amount of the Revolving Letters of Credit Outstanding or Swingline Loans, as the case may be, required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Letter of Credit Issuers or Swingline Lender, as the case may be (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such terms have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Revolving Letter of Credit Issuers and the Swingline Lender, as applicable, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the documentation in form and substance reasonably satisfactory to the Administrative Agent, the Revolving Letter of Credit Issuers and the Swingline Lender (which documents are hereby consented to by the Revolving Credit Lenders). Such cash collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Administrative Agent.”

(w) Clause (a) of the first proviso in Section 4.2(a) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:

“(a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitments, as applicable, of each of the Revolving Credit Lenders, except that, notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof (such Revolving Credit Exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.15 of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans pursuant to Section 2.15 prior to any reduction being made to the Revolving Credit Commitment of any other Lender)”

(x) The antepenultimate sentence of Section 5.1(a) is deleted and replaced with the following:

“Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans in such manner as the Borrower may determine and (b) applied to reduce Initial Term Loan Repayment Amounts, Delayed Draw Term Loan Repayment Amounts, Extended Term Loan Repayment Amounts and/or Incremental Term Loan Repayment Amounts, as the case may be, in each case in such order as the Borrower may determine; provided the Borrower may not prepay (i) Extended Term Loans of any Extension Series pursuant to this Section 5.1 unless such prepayment is accompanied by at least a pro rata prepayment of Term Loans of the Existing Term Loan Class from which such Extended Term Loans were converted (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full). For the avoidance of doubt, the Borrower may prepay Term Loans of an Existing Term Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Term Loans that were converted from such Existing Term Loan Class.”

(y) Section 5.2(a) of the Credit Agreement is hereby amended by:

(i) adding the following proviso at the end of subclause (i)(A) of such clause:

“; provided that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Recovery Prepayment Event or Permitted Sale Leaseback, in each case solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Debt (and with such prepaid or repurchased Permitted Other Debt permanently extinguished) with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations to the extent any applicable Permitted Other Debt Document requires the issuer of such Permitted Other Debt to prepay or make an offer to purchase such Permitted Other Debt with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Debt with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Debt and the outstanding principal amount of Term Loans.”; and

(ii) adding a new subclause (iii) to such clause as follows:

“(iii) On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within three Business Days after the receipt of the Net Cash Proceeds from the occurrence of such Debt Incurrence Prepayment Event, at the Borrower’s election, (x) prepay Term Loans in accordance with clauses (c) and (d) below, or (y) prepay Revolving Credit Loans, Extended Revolving Credit Loans and New Revolving Credit Loans (and correspondingly permanently reduce and terminate the related Revolving Credit Commitments, Extended Revolving Commitments or New Revolving Credit Commitments, as the case may be) in accordance with clause (e) below, in a principal amount equal to 100% of the Net Cash Proceeds from such Debt Incurrence Prepayment Event.”

(z) Section 5.2(c) of the Credit Agreement is hereby deleted and replaced with the following:

“(c) Application to Repayment Amounts. Subject to Section 5.2(h), each prepayment of Term Loans required by Sections 5.2(a)(i), (ii) and (iii) shall be allocated pro rata among the Initial Term Loans, the Delayed Draw Term Loans, the Incremental Term Loans, and the Extended Term Loans based upon the applicable remaining Repayment Amounts due in respect thereof and be applied to reduce the scheduled Repayment Amounts in direct order of maturity; provided that, subject to the pro rata application to Repayment Amounts within any Class of Term Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Term Loans as the Borrower may specify, subject only to the following limitations: (i) the Borrower shall not allocate to Extended Term Loans of any Extension Series any mandatory prepayment (1) made pursuant to Section 5.2(a)(ii) unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class, if any, from which such Extended Term Loans were converted (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full) or (2) made pursuant to Section 5.2(a)(iii)unless all Initial Term Loans and Delayed Draw Term Loans have been repaid in full; (ii) the Borrower may not allocate any mandatory prepayments made pursuant to Section 5.2(a)(i) to any Class of Term Loans unless such prepayment is accompanied by a pro rata repayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of Term Loans of the Existing Term Loan Class, if any, from which such Class of Term Loans was converted and Extended Term Loans, if any, that were originally converted from such Class of Term Loans (or the Existing Term Loan Class, if any, from which such Class of Term Loans was converted); and (iii) prepayments within any Class of Term Loans must be applied (1) pro rata to Repayment Amounts within any Class of Term Loans and (2) to reduce the scheduled Repayment Amounts in direct order of maturity. Subject to Section 5.2(h), with respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing and which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans) requesting that the Administrative Agent provide notice of such prepayment to each Lender of Term Loans.”

(aa) Section 5.2(d) of the Credit Agreement is hereby amended by deleting each occurrence of the phrase “Sections 5.2(a)(i) and (ii)” and “Section 5.2(a)(i) and (ii)” and replacing it with “Section 5.2(a)”.

(bb) Section 5.2(e) of the Credit Agreement is hereby deleted and replaced with the following:

“(e) Application to Revolving Credit Loans; Mandatory Commitment Reductions. (i) With respect to each prepayment of Revolving Credit Loans elected to be made by the Borrower pursuant to Section 5.1 or required by Section 5.2(b), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans to be prepaid; provided that (x) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (y) notwithstanding the provisions of the preceding clause (x), no prepayment made pursuant to Section 5.1 or Section 5.2(b) of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(ii) With respect to each mandatory reduction and termination of Revolving Credit Commitments, Extended Revolving Credit Commitments and New Revolving

Credit Commitments required by Section 5.2(a)(iii) or Section 10.1(y)(ii), the Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid; provided that (x) any such reduction and termination shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class, (y) no such reduction and termination of Old Revolving Credit Commitments (and prepayment of Loans accompanying a corresponding permanent reduction in Old Revolving Credit Commitments) shall be permitted unless all earlier maturing Old Revolving Credit Commitments (and Loans related to such Old Revolving Credit Commitments) shall have been terminated and repaid in full and (z) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Commitments of such Lenders’ in respect of the Class reduced and terminated.

(cc) Section 5.2(h) of the Credit Agreement is hereby amended by inserting the phrase “(other than prepayments made in connection with any Debt Incurrence Prepayment Event)” immediately after each occurrence of the term “Section 5.2(a)” in such Section.

(dd) Section 10.1 of the Credit Agreement is hereby amended by:

(A) deleting clause (n) in its entirety and replacing it with the following:

“(n)(i) additional Indebtedness and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this Section 10.1(n) shall not at any time exceed $5,000,000,000; provided that no more than $1,000,000,000 of the aggregate amount of Indebtedness incurred pursuant to this Section 10.1(n) outstanding at any time may (A) have a final maturity on or before the Initial Term Loan Maturity Date or (B) be used for any purpose other than (x) as an issuance in exchange for, or an incurrence to refinance, repay, retire, refund or replace, any other Indebtedness of the Borrower or its Restricted Subsidiaries from time to time outstanding or (y) the purchase or other acquisition (in one transaction or a series of transactions and whether through direct acquisition, through the acquisition of Stock or Stock Equivalents or through capital contribution and in compliance with the requirements of Section 9.9) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person or to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets, to the extent not constituting Capital Expenditures made in the ordinary course of business (and provided, further, that, in the case of this subclause (y), on a Pro Forma Basis, after giving effect to such incurrence and the use of proceeds therefrom and any purchase, acquisition or other transaction consummated therewith, the Consolidated Total Debt to Consolidated EBITDA Ratio shall be no greater than the ratio for the most recently ended Test Period); provided, further, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this

Section 10.1(n), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 10.1(d), 10.1(j) and 10.1(k) and the first paragraph of Section 10.1, shall not exceed $1,250,000,000 at any time outstanding;”

(B) (1) deleting both instances of the phrase “the latest Maturity Date of any Credit Facility hereunder” and the subsequent phrase “latest Maturity Date of any Credit Facility” in clause (y) of the proviso to Section 10.1(g) and replacing them with the phrase “Initial Term Loan Maturity Date” and (2) inserting the following at the end thereof immediately prior to the “;”:

“(it being understood that an Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for restrictions similar and in addition to those set forth in this Section 10.1(g)(y) on modification, replacement, refinancing, refunding, renewal or extension of Indebtedness which matures on or after the Initial Term Loan Maturity Date but on or before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be)”.

(C) deleting the word “and” at the end of clause (x); and

(D) deleting clause (y) in its entirety and replacing it with the following:

“(y) Indebtedness in respect of (i) Permitted Other Debt issued or incurred for cash to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of, at the Borrower’s option (A) Term Loans in the manner set forth in Section 5.2(a)(iii) and/or (B) Revolving Credit Loans, New Revolving Credit Loans and Extended Revolving Credit Loans (accompanied by a corresponding permanent reduction in the Revolving Credit Commitments, New Revolving Credit Commitments or Extended Revolving Credit Commitments, as applicable), in the manner set forth in Section 5.2(e)(ii), (ii) Permitted Other Loans incurred under Replacement Revolving Credit Commitments, (iii) other Permitted Other Debt (provided that the aggregate principal amount of any such Indebtedness incurred under this clause (y)(iii) does not exceed the lesser of (x) $500,000,000 and (y) the difference of $750,000,000 minus the aggregate amount of any Incremental Term Loans, Incremental Deposit L/C Loans or Incremental Revolving Commitment Increases that have been incurred pursuant to Section 2.14); provided that in the case of this clause (iii), (x) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto and (y) after giving effect to the incurrence of any such Indebtedness, the Borrower shall be in compliance on a Pro Forma Basis with the covenant set forth in Section 10.9 recomputed as of the date of the last ended Test Period; and (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclauses (i), (ii) and (iii) above; provided that in the case of this clause (iv), except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such refinancing) and (y) such Indebtedness otherwise complies the definition of Permitted Other Loans (in the case of Indebtedness in the form of loans) or the definition of Permitted Other Notes (in the case of Indebtedness in the form of notes) (it being understood that Permitted Other Loans may be refinanced by Permitted Other Notes and Permitted Other Notes may be refinanced by Permitted Other Loans); and

(z) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (y) above.”

(ee) Section 10.2(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) Liens arising under (i) the Credit Documents securing the Obligations and (ii) the Security Documents and the Permitted Other Debt Documents securing Permitted Other Debt Obligations permitted to be incurred under Section 10.1(y); provided that, (A) in the case of Liens securing Permitted Other Debt Obligations that constitute First Lien Obligations pursuant to subclause (ii) above and (1) whose collateral package is identical to the Collateral (subject to exceptions set forth in the Security Documents), (a) the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have delivered to the Collateral Agent an Additional First Lien Secured Party Consent (as defined in the Security Agreement), an Additional First Lien Secured Party Consent (as defined in the Pledge Agreement) and an Accession Agreement (as defined in the Intercreditor Agreement) and (b) the Borrower shall have complied with the other requirements of Section 8.18 of the Security Agreement with respect to such Permitted Other Debt Obligations, if applicable, or (2) whose collateral package consists of less collateral than the Collateral (subject to exceptions set forth in the Security Documents) (such collateral package, “Alternate First Lien Collateral”), the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Security Documents and an intercreditor agreement reasonably acceptable to the Administrative Agent with the Collateral Agent and each Hedge Bank party to a Commodity Hedging Agreement and the Intercreditor Agreement with terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Intercreditor Agreement and (B) in the case of Liens securing Permitted Other Debt Obligations that do not constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into an intercreditor agreement providing that the Liens securing such Permitted Other Debt Obligations shall rank junior to the Liens securing the Obligations and any other First Lien Obligations, and which shall also provide, among other provisions to be determined by the Borrower, the Administrative Agent and such Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders), terms substantially similar to those set forth on Exhibit R to this Agreement (with any changes thereto being reasonably acceptable to the Administrative Agent). Without any further consent of the Lenders, the

Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement contemplated by this Section 10.2(a). For the avoidance of doubt, the Liens created for the benefit of the Revolving Letter of Credit Issuers or Swingline Lender as contemplated by Section 3.8(c) are permitted by this Section 10.2(a);”

(ff) Section 10.2(s) of the Credit Agreement is hereby restated in its entirety as follows:

“(s) additional Liens so long as the aggregate principal amount of the obligations secured thereby at any time outstanding does not exceed $5,000,000,000 (as determined at the date of incurrence) and, to the extent securing any Indebtedness incurred pursuant to Section 10.1(n), complies with the terms of Section 10.1(n); provided that to the extent such Liens are contemplated to be on assets that are Collateral, the holders of such secured obligations (or a representative thereof on behalf of such holders) shall have entered into an intercreditor agreement providing that the Liens securing such Indebtedness shall rank junior to the Liens securing the Obligations and any other First Lien Obligations, and which shall also provide, among other provisions to be determined by the Borrower, the Administrative Agent and the holders of such secured Indebtedness (or a representative thereof on behalf of such holders), terms substantially similar to those set forth on Exhibit R to this Agreement (with any changes thereto being reasonably acceptable to the Administrative Agent). Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement contemplated by this Section 10.2(s).”

(gg) Subclause (iii)(z) of Section 10.6(r) of the Credit Agreement is hereby amended by deleting the term “Consolidated Debt to Consolidated EBITDA Ratio” and replacing it with the term “Consolidated Secured Debt to Consolidated EBITDA Ratio”;

(hh) Section 10.7 of the Credit Agreement is hereby amended by

(A) deleting the phrase “latest Maturity Date of any Credit Facility under Agreement” in clause (a) and replacing it with the phrase “the Initial Term Loan Maturity Date”; and

(B) inserting a new clause (c) at the end thereof:

“(c) An Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for restrictions similar and in addition to those set forth in this Section 10.7 on prepayment, repurchase, redemption, other defeasance, waiver, amendment, modification, termination or release of Indebtedness which matures on or after the Initial Term Loan Maturity Date but on or before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be.”

(ii) Section 10.9 of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“An Incremental Amendment or Extension Amendment may provide, without the consent of any other Lender required, for additional required Consolidated Secured Debt to Consolidated EBITDA Ratios with respect to Test Periods ending after September 30, 2014 and on before the final maturity date for the Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments provided for in such Incremental Amendment or Extension Amendment, as the case may be; provided that such Incremental Amendment or Extension Amendment shall not so provide for any Test Period ending on or before the final maturity date of any Incremental Term Loans, Incremental Deposit L/C Loans, New Revolving Credit Commitments or Extended Loans/Commitments established or incurred prior to the date of such Incremental Amendment or Extension Amendment.”

(jj) A new Section 10.10 of the Credit Agreement is hereby added as follows:

“10.10. Incorporation of Certain Covenants of Permitted Other Loans. This Agreement shall hereby be automatically amended without any further consent required of any Person to incorporate any provisions of Permitted Other Debt Documents relating of Permitted Other Loans consisting of: (i) financial maintenance covenants (including covenants limiting capital expenditures) and the definitions used therein and (ii) cross-default and cross-acceleration thresholds (if lower than set forth in this Agreement) (it being understood that any provisions so incorporated into this Agreement pursuant to this Section 10.10 shall not replace or otherwise modify any provision already set forth in this Agreement).”

(kk) Section 13.6(b)(i)(A) of the Credit Agreement is hereby restated in its entirety as follows:

(A) the Borrower (which consent shall not be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for an assignment (1) to a Lender (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit Loans), an Affiliate of a Lender (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit Loans (except to an Affiliate of such Revolving Credit Lender having a combined capital and surplus of not less than the greater of (x) $100,000,000 and (y) an amount equal to twice the amount of Revolving Credit Commitments to be held by such assignee after giving effect to such assignment, in which case no such Borrower consent shall be required)) (provided, that, in the case of such an assignment to an Affiliate by any Posting Lender, the assignee Affiliate shall have the same or greater credit rating as the assignor, unless such assignor shall have benefited from a guarantee or other credit support, in which case (x) such assignee Affiliate shall have the same or greater credit rating as such guarantor or credit support party or (y) such guarantee or other credit support shall continue in effect with respect to the obligations and liabilities of such assignee Affiliate) or an Approved Fund (other than in respect of an assignment of a Revolving Credit Commitment and Revolving Credit

Loans) or (2) if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing with respect to the Borrower, to any other assignee; and

(ll) The Security Agreement is hereby amended and restated in the form attached as Exhibit A hereto.

(mm) The Pledge Agreement is hereby amended and restated in the form attached as Exhibit B hereto.

(nn) The Intercreditor Agreement is hereby amended and restated in the form attached as Exhibit C hereto.

(oo) Exhibit R to the Credit Agreement, which contains certain second lien intercreditor terms, is hereby added and attached as Exhibit D hereto.

Section 2 Representations and Warranties, No Default. Each Borrower represents and warrants to the Lenders as of the date hereof and as of the date of effectiveness of this Amendment:

(a) The execution and delivery of this Amendment by the Credit Parties has been duly authorized.

(b) The execution, delivery and performance by the Credit Parties of this Amendment, will not (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of US Holdings, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to the terms of any material indenture (including the Existing Notes Indentures), loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which US Holdings, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of US Holdings, the Borrower or any Restricted Subsidiary.

(c) The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as if made on the date hereof and the date of effectiveness of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3 Conditions to Effectiveness of Amendment. This Amendment will become effective upon:

(a) receipt by the Administrative Agent of:

(i) executed signature pages to this Amendment from the Required Lenders and each Credit Party that is party to the Credit Agreement;

(ii) the Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto;

(iii) the Pledge Agreement, executed and delivered by a duly authorized officer of each pledgor party thereto; and

(iv) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto; and

(v) payment from the Company of a consent fee payable in Dollars for the account of each Lender (other than a Defaulting Lender) that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 3 p.m., New York City time on August 7, 2009 (the “Consent Deadline”) (x) in the case of a Posting Lender, in the amount of 0.10% of such Lender’s Posting Percentage of the Applicable Posting Facility Amount and (y) in all other cases, in the amount of 0.10% of the sum of such Lender’s Revolving Commitment, Delayed Draw Term Loan Commitment and outstanding Term Loans and Deposit L/C Loans; and

(b) payment by the Company of the reasonable costs and expenses of the Administrative Agent in connection with this Amendment (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP as counsel to the Agents).

Section 4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the

Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the effective date of this Amendment, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY, as the Borrower

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

[Signature Page to Amendment No. 1]

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC BIG BROWN POWER COMPANY LLC COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC DFW MIDSTREAM SERVICES LLC GENERATION MT COMPANY LLC
GENERATION SVC COMPANY LAKE CREEK 3 POWER COMPANY LLC LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC LUMINANT ENERGY SERVICES COMPANY LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC LUMINANT MINERAL DEVELOPMENT COMPANY LLC LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY LUMINANT POWER SERVICES COMPANY LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC MONTICELLO 4 POWER COMPANY LLC MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC OAK GROVE MANAGEMENT COMPANY LLC OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC SANDOW POWER COMPANY LLC
TCEH FINANCE, INC.
TRADINGHOUSE 3 & 4 POWER COMPANY LLC TRADINGHOUSE POWER COMPANY LLC TXU CHILLED WATER SOLUTIONS COMPANY
TXU ENERGY RETAIL COMPANY LLC TXU ENERGY RETAIL MANAGEMENT COMPANY LLC TXU ENERGY SOLUTIONS COMPANY LLC
TXU ENERGY TRADING (CALIFORNIA) COMPANY TXU ET SERVICES COMPANY TXU RETAIL SERVICES COMPANY TXU SEM COMPANY TXU SESCO COMPANY LLC

[Signature Page to Amendment No. 1]

TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC VALLEY POWER COMPANY LLC WICHITA/VICTORY AVE., LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer

[Signature Page to Amendment No. 1]

CITIBANK, N.A., as Administrative Agent,
Collateral Agent and a Lender

By:	/s/ Nietzsche Rodricks
Name:	Nietzsche Rodricks
Title:	Vice President

[Amendment No. 1 Signature Page]

Exhibit A

Amended and Restated Security Agreement

[Please execution version of the Amended and Restated Security Agreement]

Exhibit A

Exhibit B

Amended and Restated Pledge Agreement

[Please see the execution version of the Amended and Restated Pledge Agreement]

Exhibit B

Exhibit C

Amended and Restated Intercreditor Agreement

[Please see the execution version of the Amended and Restated Intercreditor Agreement]

Exhibit C

Exhibit D

EXHIBIT R

SUMMARY OF TERMS AND CONDITIONS

OF THE SECOND LIEN INTERCREDITOR AGREEMENT

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Credit Agreement to which this Exhibit R is attached.

SECOND LIEN DEBT:	Indebtedness permitted pursuant to the terms of the Credit Agreement to be secured by a junior Lien on all or any portion of the Collateral.

FINANCING DOCUMENTS:	Definitive documentation (including Secured Cash Management Agreements, Secured Hedging Agreements and Secured Commodity Hedging Agreements) in respect of the First Lien Obligations (the “First Lien Credit Documents”) and definitive documentation in respect of the Second Lien Obligations (each, a “Second Lien Credit Document”).

FIRST LIEN PARTIES:	The Secured Parties as referred to and defined in the First Lien Intercreditor Agreement.

FIRST LIEN INTERCREDITOR AGREEMENT:	The Intercreditor Agreement as referred to and defined in the Credit Agreement.

SECOND LIEN PARTIES:	The agents, issuing banks, trustees and lenders under the Second Lien Credit Documents that are entitled to the benefit of a second Lien on the Collateral.

SECURED PARTIES:	The First Lien Parties and the Second Lien Parties.

FIRST LIEN OBLIGATIONS:	All obligations of every nature of the Borrower and the Guarantors (collectively, the “Credit Parties”) owed to the First Lien Parties under the First Lien Credit Documents (including any post-petition interest, whether or not allowed or allowable in any Insolvency Proceeding).

SECOND LIEN OBLIGATIONS:	All obligations of every nature of the Credit Parties from time to time owed to the Second Lien Parties under the Second Lien Credit Documents.

PRIORITY OF LIENS; REMEDIES:

Until the Discharge of First Lien Obligations has occurred:

(a) The liens securing the Second Lien Obligations shall be junior and subordinated in all respects to the liens securing the First Lien Obligations;

(b) The Second Lien Parties shall have no right to exercise rights or remedies with respect to the Collateral, institute any action with respect to the Collateral, take or receive any Collateral or any proceeds thereof or object to the exercise by the First Lien Parties of any rights or remedies with respect to the Collateral; provided that the Second Lien Parties may exercise rights and remedies with respect to the Collateral if the First Lien Parties have not commenced the exercise of rights and remedies with respect to the Collateral within a standstill period to be agreed (but in any event, not less than 180 days).

(c) The First Lien Parties shall control all decisions related to the exercise of remedies under the First Lien Credit Documents without any consultation with, or the consent of, any of the Second Lien Parties.

PROHIBITION ON CONTESTING LIENS:	No Secured Party will contest, or support any other person in contesting the priority, validity or enforceability of a lien held by or on behalf of any of the First Lien Parties or the Second Lien Parties.

NO NEW LIENS/SIMILAR LIENS:	No Credit Party shall grant or permit any additional liens on any asset to secure the Second Lien Obligations unless it has granted a first priority lien on such assets to secure the First Lien Obligations (except, in certain cases, with respect to Permitted Other Debt that is secured by a first lien on only a portion of the Collateral).

APPLICATION OF PROCEEDS/TURN-OVER:

The proceeds of any liquidation, foreclosure or similar action related to the Collateral will be applied in the following order of priority:

First, to pay agent and issuing bank fees, expenses and indemnities; Second, on a pro rata basis, to pay the First Lien Obligations in accordance with the terms of the First Lien Intercreditor Agreement; Third, on a pro rata basis, to pay Second Lien Obligations; and Fourth, to the Borrower or as a court of competent jurisdiction may direct.

Until the Discharge of First Lien Obligations (as defined below), any Collateral or proceeds thereof received by any Second Lien Party shall be segregated and held in trust and shall be paid over to the Collateral Agent for the benefit of the First Lien Parties in the same form as received, with any necessary endorsement.

“Discharge of First Lien Obligations” means the “Discharge of Secured Obligations” as defined in the First Lien Intercreditor Agreement.

RELEASES:	In the event that the First Lien Parties release their liens on all or any portion of the Collateral or any Guarantor from its obligations under its guaranty of the First Lien Obligations, the comparable lien or guaranty, if any, in respect of the Second Lien Obligations shall be automatically released.

RIGHTS AS UNSECURED CREDITORS:	The Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Credit Parties in accordance with the terms of the applicable Second Lien Credit Documents and applicable law and subject to the terms of the Second Lien Intercreditor Agreement.

AMENDMENTS:

The First Lien Credit Documents may be amended, refinanced etc. without the consent of any Second Lien Party.

Any amendments, modifications or waivers of the Second Lien Intercreditor Agreement must be signed in writing by each party thereto; provided that no Credit Party shall have the right to consent to an amendment etc. of the Second Lien Intercreditor Agreement unless its rights are directly affected.

BANKRUPTCY:

In connection with any Insolvency Proceeding of any Credit Party:

•        Filing of Motions: The Second Lien Parties shall not file any motion, take any position in any proceeding, or take any other action in respect of the Collateral (except filing of a proof of claim) (including any motion seeking relief from the automatic stay).

•        DIP Financing: If the First Lien Parties desire to permit the sale or use of any collateral, or to permit any Credit Party to obtain debtor-in-possession financing (a “DIP Financing”), then the Second Lien Parties shall: (i) be

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deemed to accept and won’t object or support any objection to, such sale or use or any such DIP Financing, (ii) not request or accept any form of adequate protection or any other relief in connection therewith except as set forth below and (iii) subordinate its Liens to such DIP Financing, any adequate protection provided to the First Lien Parties and any “carve-out” for fees agreed to by the Collateral Agent.

•        Sales: None of the Second Lien Parties shall oppose any sale that is supported by the Collateral Agent, and the Second Lien Parties will be deemed to have consented to any such sale and to have released their Liens in such assets.

•        Adequate Protection: No Second Lien Party shall contest (i) any request by the First Lien Parties for adequate protection or (ii) any objection by the First Lien Parties to any motion, etc. based on the First Lien Parties claiming a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Collateral Agent or any other First Lien Party. However, (a) if the First Lien Parties are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Parties may seek adequate protection in the form of a lien on such additional collateral (subordinated to the liens securing the First Lien Obligations and such DIP Financing), (b) in the event the any Second Lien Party is granted adequate protection in the form of additional collateral, then the First Lien Parties shall have a senior Lien and claim on such additional collateral and (c) in the event the First Lien Party is granted adequate protection in the form of a superpriority claim, then the Second Lien Parties may seek adequate protection in the form of a junior superpriority claim, subordinated to the superpriority claim granted to the First Lien Parties.

•        Avoidance Issues: If any First Lien Party is required to disgorge or otherwise pay any amount to the estate of any Credit Party for any reason (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the Discharge of the First Lien Obligations shall be deemed not to have occurred.

•        Separate Grants of Security and Classifications: The grants of Liens pursuant to the First Lien Documents and the Second Lien Credit Documents constitute two separate and distinct grants of Liens. If it is held that the claims constitute only one secured claim, then all distributions shall be made as if there were separate classes of secured claims. The First Lien Parties and the Second Lien Parties shall be entitled to vote as a separate class on any plan of reorganization.

• Post -Petition Interest: The Second Lien Parties shall not oppose or challenge any claim of the First Lien Parties for post-petition interest, fees or expenses.

• No Waiver by First Lien Parties: No First Lien Party shall be prohibited from objecting to any action taken by the Second Lien Parties (or any agent on their behalf).

• Plan of Reorganization. No Second Lien Party shall support or vote in favor of any plan of reorganization unless such plan (i) pays off, in cash in

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full, all First Lien Obligations or (ii) is accepted by the required First Lien Parties.

PURCHASE OPTION:	Upon acceleration, bankruptcy or commencement of enforcement proceedings, the Second Lien Parties shall have a one-time right to purchase, within 30 days of such event, at par plus any prepayment premiums, the First Lien Obligations.

GOVERNING LAW:	The State of New York.

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